Exhibit 99.1

Sanmina Announces its Co-Founder and Executive Chairman to

Reassume Chairman and CEO Role

San Jose, CA – August 17, 2020. Sanmina Corporation (NASDAQ: SANM), today announced Hartmut Liebel its Chief Executive Officer (CEO) is leaving the company, effective immediately. Jure Sola, the company’s co-founder and Executive Chairman, has been appointed to reassume the Chairman and CEO position and lead Sanmina through its next strategic phase.

“On behalf of the independent members of the Board of Directors, I am pleased to have Jure reassume the Chairman and CEO role,” stated Jackie Ward, Lead Independent Director. “With the ongoing pandemic and uncertainty in the macroeconomic environment, we are confident that Jure’s four decades of experience will be instrumental in the company’s ongoing success,” added Ms. Ward. “We thank Hartmut for his leadership and support during his time at Sanmina and wish him well in his future endeavors.”

“I have tremendous pride in this company and passion for making Sanmina even stronger in the midst of these unprecedented times,” stated Jure Sola. “We have a well-established and experienced leadership team and a solid foundation to drive long-term sustainable growth. Our ability to unlock untapped potential as we execute on our strategy coupled with our strong balance sheet will propel this exciting and innovative company into the next phase of its evolution, while providing long-term value to our shareholders, employee and customers.”

Maximizing Shareholder Value

To align with Sanmina’s vision of maximizing shareholder value, the company plans to organize into three segments – Integrated Manufacturing Solutions (IMS), SCI (defense products and system builds) and Components Technology (advanced interconnect technology and mechanical systems). This new structure will help unlock the total value of Sanmina and provide greater accountability of the organization. The company will provided further details on its fourth quarter earnings call.

Fourth Quarter Outlook

The company is not providing an update to its stated outlook for the fiscal fourth quarter ending October 3, 2020 provided on July 29, 2020.

Sanmina Safe Harbor Statement

The statements contained in this press release relating to the expected benefits of the company’s plan to organize into three segments constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements due to difficulties in separating the company’s operations as part of the reorganization and expense and management distraction relating to the reorganization. Other factors that could cause results to differ from those projected include the ongoing impacts of the COVID-19 pandemic, which have reduced demand from our customers, caused supply chain interruptions and created health risks for our employees and which could result in restrictions on where we can build products, the levels of staffing at our plants and the types of products we can build for our customers; adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other factors set forth in the company's annual and quarterly reports filed with the Securities Exchange Commission.

The company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this press release or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, cloud solutions, industrial, defense, medical and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

Senior Vice President, Marketing and Investor Communications

408-964-3610